UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 29, 2007
TRIMBLE NAVIGATION LIMITED
(Exact name of registrant as specified in its charter)

California	0-18645	94-2802191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
935 Stewart Drive Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(408) 481-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 26, 2007, the Compensation Committee of the Board of Directors of Trimble Navigation Limited (“Trimble”) approved a cash bonus plan for the 2007 fiscal year.  Trimble’s CEO, all other executive officers and a number of other senior-level employees are eligible participants in the plan. Bonuses to participants will be based upon the achievement of operating income, with minimum thresholds for revenue and operating income as a percentage of revenue. Target payouts range from 10% to 70% of a participant’s base annual salary. Bonus payments for 2007 could be up to 300% of each participant’s target. Payments are made on a quarterly basis, 10% of target each quarter and the remainder after the close of the fiscal year.

ITEM 9.01 Financial Statements and Exhibits.

Ex. 10.1  Trimble Navigation Limited 2007 Management Incentive Plan Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

TRIMBLE NAVIGATION LIMITED

By: /s/ Irwin Kwatek
Name: Irwin Kwatek
Title: Vice President
Date: January 29, 2007

EXHIBIT INDEX
Exhibit Number Description

Exhibit No.  Description
10.1    Trimble Navigation Limited 2007 Management Incentive Plan Description